EX-99.B-77C

SUB-ITEM 77C-1:          Submission of matters to a vote of security holders

SHAREHOLDER MEETING RESULTS

On December 12, 2008, a special shareholder meeting (Meeting) for Waddell & Reed Advisors Value Fund (Fund) was held at the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202. The Meeting was held for the following purpose (and with the following results):

Proposal 1:          To elect thirteen Directors for the Fund.

Michael L. Avery
For	Against
74,900,940.520	1,895,745.866

Jarold W. Boettcher
For	Against
74,884,292.872	1,912,393.514

James M. Concannon
For	Against
74,879,706.030	1,916,980.356

John A. Dillingham
For	Against
74,818,963.646	1,977,722.740

David P. Gardner
For	Against
74,727,437.632	2,069,248.754

Joseph Harroz, Jr.
For	Against
74,871,535.724	1,925,150.662

John F. Hayes
For	Against
74,509,574.330	2,287,112.056

Robert L. Hechler
For	Against
74,439,244.016	2,357,442.370

Albert W. Herman
For	Against
74,801,705.155	1,994,981.231

Henry J. Herrmann
For	Against
74,879,664.322	1,917,022.064

Glendon E. Johnson, Sr.
For	Against
74,619,663.444	2,177,022.942

Frank J. Ross, Jr.
For	Against
74,883,322.857	1,913,363.529

Eleanor B. Schwartz
For	Against
74,803,563.672	1,993,122.714

Proposal 2:          To approve for the Fund a proposed Agreement and Plan of Reorganization and Termination, pursuant to which the Fund would be reorganized into a corresponding series of a newly established Delaware statutory trust, to be named Waddell & Reed Advisors Funds.

For	Against	Abstain
27,559,801.175	554,562.647	732,087.931

SUB-ITEM 77C-2:          Submission of matters to a vote of security holders

SHAREHOLDER MEETING RESULTS

On December 12, 2008, a special shareholder meeting (Meeting) for Waddell & Reed Advisors Energy Fund (Fund) was held at the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202. The Meeting was held for the following purpose (and with the following results):

Proposal 1:          To elect thirteen Directors for the Fund.

Michael L. Avery
For	Against
74,900,940.520	1,895,745.866

Jarold W. Boettcher
For	Against
74,884,292.872	1,912,393.514

James M. Concannon
For	Against
74,879,706.030	1,916,980.356

John A. Dillingham
For	Against
74,818,963.646	1,977,722.740

David P. Gardner
For	Against
74,727,437.632	2,069,248.754

Joseph Harroz, Jr.
For	Against
74,871,535.724	1,925,150.662

John F. Hayes
For	Against
74,509,574.330	2,287,112.056

Robert L. Hechler
For	Against
74,439,244.016	2,357,442.370

Albert W. Herman
For	Against
74,801,705.155	1,994,981.231

Henry J. Herrmann
For	Against
74,879,664.322	1,917,022.064

Glendon E. Johnson, Sr.
For	Against
74,619,663.444	2,177,022.942

Frank J. Ross, Jr.
For	Against
74,883,322.857	1,913,363.529

Eleanor B. Schwartz
For	Against
74,803,563.672	1,993,122.714

Proposal 2:           To approve for the Fund a proposed Agreement and Plan of Reorganization and Termination, pursuant to which the Fund would be reorganized into a corresponding series of a newly established Delaware statutory trust, to be named Waddell & Reed Advisors Funds.

For	Against	Abstain
12,449,266.584	310,982.929	403,524.058

SUB-ITEM 77C-3:          Submission of matters to a vote of security holders

SHAREHOLDER MEETING RESULTS

On December 12, 2008, a special shareholder meeting (Meeting) for Waddell & Reed Advisors Dividend Opportunities Fund (Fund) was held at the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202. The Meeting was held for the following purpose (and with the following results):

Proposal 1:          To elect thirteen Directors for the Fund.

Michael L. Avery
For	Against
74,900,940.520	1,895,745.866

Jarold W. Boettcher
For	Against
74,884,292.872	1,912,393.514

James M. Concannon
For	Against
74,879,706.030	1,916,980.356

John A. Dillingham
For	Against
74,818,963.646	1,977,722.740

David P. Gardner
For	Against
74,727,437.632	2,069,248.754

Joseph Harroz, Jr.
For	Against
74,871,535.724	1,925,150.662

John F. Hayes
For	Against
74,509,574.330	2,287,112.056

Robert L. Hechler
For	Against
74,439,244.016	2,357,442.370

Albert W. Herman
For	Against
74,801,705.155	1,994,981.231

Henry J. Herrmann
For	Against
74,879,664.322	1,917,022.064

Glendon E. Johnson, Sr.
For	Against
74,619,663.444	2,177,022.942

Frank J. Ross, Jr.
For	Against
74,883,322.857	1,913,363.529

Eleanor B. Schwartz
For	Against
74,803,563.672	1,993,122.714

Proposal 2:          To approve for the Fund a proposed Agreement and Plan of Reorganization and Termination, pursuant to which the Fund would be reorganized into a corresponding series of a newly established Delaware statutory trust, to be named Waddell & Reed Advisors Funds.

For	Against	Abstain
31,565,367.796	715,180.067	897,459.288